EXHIBIT 99.1

II-VI Incorporated Reports Fiscal Second Quarter Earnings

PITTSBURGH, Jan. 22, 2013 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its second fiscal quarter ended December 31, 2012.

During the second quarter, the Company completed three acquisitions:

November 1, 2012	M Cubed Technologies, Inc. (M Cubed)
December 3, 2012	The thin-film filter business and interleaver product line of Oclaro, Inc. (the Oclaro Business and Product Line)
December 21, 2012	LightWorks Optics, Inc. (LightWorks)

M Cubed joined the Advanced Products Group segment, the Oclaro Business and Product Line became a part of Photop Technologies, Inc. in the Near-Infrared Optics segment, and LightWorks joined the Military & Materials segment.

Bookings for the second quarter increased 9% to $127,134,000 compared to $116,883,000 in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2012 decreased 2% to $241,527,000 compared to $247,130,000 for the same period last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the second quarter decreased 1% to $125,889,000 from $126,757,000 in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2012 decreased 3% to $258,181,000 from $265,130,000 for the same period last fiscal year.

Net earnings attributable to II-VI Incorporated for the quarter were $12,200,000, or $0.19 per share-diluted, compared to net earnings of $13,287,000, or $0.21 per share-diluted, in the second quarter of last fiscal year. For the six months ended December 31, 2012, net earnings attributable to II-VI Incorporated were $24,918,000, or $0.39 per share-diluted, compared to net earnings of $31,866,000, or $0.50 per share-diluted, for the same period last fiscal year.

Results include the following:

  Transaction expenses related to our three recent acquisitions of $0.8 million, or $0.01 per share-diluted, for the three months ended December 31, 2012 and $1.1 million or $0.02 per share-diluted, for the six months ended December 31, 2012. These expenses are included in selling, general and administrative expenses in the attached condensed consolidated statements of earnings.

  After-tax income of $3.7 million, or $0.06 per share-diluted, from a settlement with a former contract manufacturer for damages incurred in the October 2011 flooding in Thailand for the three and six months ended December 31, 2012. The majority of this settlement amount is included in other expense (income), net in the attached condensed consolidated statements of earnings.

  Write-downs of tellurium and selenium inventory of $0.8 million, or $0.01 per share-diluted, and $1.3 million, or $0.02 per share-diluted, for the three and six months ended December 31, 2012, respectively. These amounts compare to write-downs of tellurium and selenium inventory of $2.2 million, or $0.03 per share-diluted, and $2.5 million, or $0.04 per share-diluted, for the three and six months ended December 31, 2011, respectively. These write-downs, taken by Pacific Rare Specialty Metals & Chemicals, Inc. (PRM), a business in the Military & Materials segment, were necessitated by declines in global raw material index pricing. This expense is included in cost of goods sold in the attached condensed consolidated statements of earnings.

Francis J. Kramer, president and chief executive officer said, "Revenues from our recent acquisitions during the quarter helped to offset demand weakness that we experienced during the last few weeks of the quarter. In the Military & Materials segment, PRM continues to adjust to lower index pricing and reduced demand for tellurium and selenium while experiencing start-up challenges with its new product line. In the Advanced Products Group, the addition of M Cubed bolstered revenues but those gains were offset by acquisition costs and lower demand for commercial products at Marlow Industries. Our tax rate increased due to the effect of changes in the mix of earnings sourced to higher tax jurisdictions and specific items that were required to be reported in the current quarter."

Kramer continued, "During the quarter we utilized our cash reserves and borrowing capacity to complete the acquisitions of three businesses whose technologies and expertise we are integrating into the II-VI family of companies. With these acquisitions we acquired over $36 million in backlog. Our financial and business fundamentals remain solid. Cash flow from operations year to date has increased 42% from the year-ago period."

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the non-GAAP adjusted financial measures.

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Effective July 1, 2012, the Company changed its segment reporting structure to include VLOC in the Company's Military & Materials segment. VLOC was previously reported in the Company's Near-Infrared Optics segment. All segment information presented in this earnings release has been retrospectively adjusted to include VLOC in the Military & Materials segment.

	Three Months Ended			Six Months Ended
	December 31,			December 31,
			%			%
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)

Bookings:
Infrared Optics	$ 44,575	$ 43,773	2%	$ 92,101	$ 94,871	(3)%
Near-Infrared Optics	35,665	29,955	19%	70,783	61,780	15%
Military & Materials	27,475	31,527	(13)%	45,215	57,877	(22)%
Advanced Products Group	19,419	11,628	67%	33,428	32,602	3%
Total Bookings	$ 127,134	$ 116,883	9%	$ 241,527	$ 247,130	(2)%

Revenues:
Infrared Optics	$ 45,410	$ 46,762	(3)%	$ 96,966	$ 97,558	(1)%
Near-Infrared Optics	36,996	32,525	14%	77,642	63,514	22%
Military & Materials	21,360	30,646	(30)%	45,295	61,426	(26)%
Advanced Products Group	22,123	16,824	31%	38,278	42,632	(10)%
Total Revenues	$ 125,889	$ 126,757	(1)%	$ 258,181	$ 265,130	(3)%

Segment Earnings (Loss):
Infrared Optics	$ 10,532	$ 11,470	(8)%	$ 22,374	$ 23,827	(6)%
Near-Infrared Optics	5,141	2,386	115%	12,863	4,946	160%
Military & Materials	(1,075)	(1,088)	1%	(3,223)	1,022	(415)%
Advanced Products Group	337	1,470	(77)%	(485)	7,478	(106)%
Total Segment Earnings	$ 14,935	$ 14,238	5%	$ 31,529	$ 37,273	(15)%

Other Selected Financial Information

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

EBITDA	$ 29,649	$ 24,266	$ 56,075	$ 57,241
Cash paid for capital expenditures	$ 7,248	$ 10,356	$ 13,177	$ 23,068
Net borrowings (repayments) on indebtedness	$ 107,000	$ (5,000)	$ 112,000	$ 705
Share-based compensation expense, pre-tax	$ 3,074	$ 2,618	$ 6,534	$ 7,176
Cash paid for shares repurchased through the Company's share repurchase program	$ 4,941	$ --	$ 10,840	$ --
Shares repurchased through the Company's share repurchase program	300,000	--	617,042	--

Outlook

For the third fiscal quarter ending March 31, 2013, the Company currently forecasts revenues to range from $145 million to $150 million and earnings per share to range from $0.24 to $0.28. Comparable results for the quarter ended March 31, 2012 were revenues of $132.6 million and earnings per share of $0.22. For the fiscal year ending June 30, 2013, the Company expects revenues to range from $560 million to $570 million and earnings per share to range from $0.91 to $0.99. Comparable results for the year ended June 30, 2012 were revenues of $534.6 million and earnings per share of $0.94. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, January 22, 2013 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/ab46mr3.   A replay of the webcast will be available for 2 weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management does use these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of non-GAAP financial measures, including that non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the non-GAAP financial measures. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications.  Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. LightWorks Optics, Inc. (LightWorks) manufactures precision optical systems and components for defense, aerospace, industrial and life science applications.

In the Company's advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Net sales:
Domestic	$ 51,479	$ 50,156	$ 103,762	$ 105,725
International	74,410	76,601	154,419	159,405
Total Revenues	125,889	126,757	258,181	265,130

Costs, Expenses & Other Expense (Income)
Cost of goods sold	79,019	83,289	162,476	166,652
Internal research and development	5,626	5,016	11,211	10,179
Selling, general and administrative	26,309	24,214	52,965	51,026
Interest expense	223	77	259	136
Other expense (income), net	(4,551)	(1,506)	(5,312)	(3,136)
Total Costs, Expenses, and Other Expense (Income)	106,626	111,090	221,599	224,857

Earnings Before Income Taxes	19,263	15,667	36,582	40,273

Income Taxes	6,796	2,147	10,983	8,039

Net Earnings	12,467	13,520	25,599	32,234
Less: Net Earnings Attributable to Noncontrolling Interests	267	233	681	368
Net Earnings Attributable to II-VI Incorporated	$ 12,200	$ 13,287	$ 24,918	$ 31,866
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.19	$ 0.21	$ 0.39	$ 0.50
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.19	$ 0.21	$ 0.40	$ 0.51

Average Shares Outstanding - Diluted	64,022	64,194	64,110	64,166
Average Shares Outstanding - Basic	62,580	62,720	62,683	62,709
II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	December 31,	June 30,
	2012	2012
Assets
Current Assets
Cash and cash equivalents	$ 162,810	$ 134,944
Accounts receivable	93,758	104,761
Inventories	151,942	137,607
Deferred income taxes	10,861	10,796
Prepaid and refundable income taxes	4,936	8,488
Prepaid and other current assets	12,613	13,777
Total Current Assets	436,920	410,373
Property, plant & equipment, net	184,025	153,918
Goodwill	123,075	80,748
Other intangible assets, net	76,094	44,014
Investment	11,254	10,661
Deferred income taxes	6,519	145
Other assets	8,973	6,627
Total Assets	$ 846,860	$ 706,486

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$ 29,930	$ 29,420
Accruals and other current liabilities	52,530	54,308
Total Current Liabilities	82,460	83,728
Long-term debt	124,482	12,769
Deferred income taxes	4,632	5,883
Other liabilities	17,827	12,720
Total Liabilities	229,401	115,100

Total II-VI Incorporated Shareholders' Equity	615,782	589,957
Noncontrolling Interests	1,677	1,429
Total Shareholders' Equity	617,459	591,386
Total Liabilities and Shareholders' Equity	$ 846,860	$ 706,486

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)	Six Months Ended
	December 31,
	2012	2011
Net cash provided by operating activities	$ 60,977	$ 42,913

Cash Flows from Investing Activities
Additions to property, plant and equipment	(13,177)	(23,068)
Purchases of businesses, net of cash acquired	(126,397)	(46,141)
Proceeds received on contractual settlement from Thailand flood	2,436	--
Proceeds from collection of note receivable	1,395	--
Other investing activities	70	24
Net cash used in investing activities	(135,673)	(69,185)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	113,000	7,000
Payments on long-term borrowings	(1,000)	(6,295)
Payment of debt issuance costs	(560)	--
Purchases of treasury stock	(10,840)	--
Distributions of noncontrolling interests	(217)	--
Minimum tax withholding requirements	(137)	--
Proceeds from exercises of stock options	1,625	452
Excess tax benefits from share-based compensation expense	387	122
Net cash provided by financing activities	102,258	1,279

Effect of exchange rate changes on cash and cash equivalents	304	(634)

Net increase (decrease) in cash and cash equivalents	27,866	(25,627)

Cash and Cash Equivalents at Beginning of Period	134,944	149,460
Cash and Cash Equivalents at End of Period	$ 162,810	$ 123,833

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($000 except per share amounts)

Reconciliation of Reported Net Earnings to Non-GAAP Net Earnings
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Reported Net Earnings Attributable to II-VI Incorporated	$ 12,200	$ 13,287	$ 24,918	$ 31,866

Add back:
Write-downs of tellurium and selenium inventory	824	2,300	1,324	2,607

Income tax impact on unusual items	(41)	(116)	(66)	(131)

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated	$ 12,983	$ 15,471	$ 26,176	$ 34,342

Per share data:
Net Earnings Attributable to II-VI Incorporated:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.19	$ 0.21	$ 0.39	$ 0.50
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.19	$ 0.21	$ 0.40	$ 0.51

Per share, After-Tax Impact of Write-Downs of Tellurium and Selenium Inventory on:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.01	$ 0.03	$ 0.02	$ 0.04
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.01	$ 0.03	$ 0.02	$ 0.04

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated:
Adjusted Non-GAAP Net Earnings Diluted Earnings Per Share:	$ 0.20	$ 0.24	$ 0.41	$ 0.54
Adjusted Non-GAAP Net Earnings Basic Earnings Per Share:	$ 0.21	$ 0.25	$ 0.42	$ 0.55

Below is a reconciliation of the Segment Earnings and EBITDA reported in this press release to reported Net Earnings.

Reconciliation of Segment Earnings and EBITDA to Net Earnings	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011

Total Segment Earnings	$ 14,935	$ 14,238	$ 31,529	$ 37,273
Interest expense	223	77	259	136
Other expense (income), net	(4,551)	(1,506)	(5,312)	(3,136)
Income taxes	6,796	2,147	10,983	8,039
Net earnings	$ 12,467	$ 13,520	$ 25,599	$ 32,234

EBITDA	$ 29,649	$ 24,266	$ 56,075	$ 57,241
Interest expense	223	77	259	136
Depreciation and amortization	10,163	8,522	19,234	16,832
Income taxes	6,796	2,147	10,983	8,039
Net earnings	$ 12,467	$ 13,520	$ 25,599	$ 32,234
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com